Exhibit 99.1

Timber Pharmaceuticals Provides Business Update and Announces Fourth Quarter and Year End 2022 Financial Results

- Lead asset TMB-001 is only compound to receive official orphan drug designation from European Commission for two severe subtypes of congenital ichthyosis, ARCI and XLRI

- Timber has enrolled 50% of patients for pivotal TMB-001 Phase 3 ASCEND clinical trial -

WARREN, NJ, March 31, 2023 – Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today provided a business update and announced financial results for the fourth quarter and year ended December 31, 2022.

John Koconis, Chairman and Chief Executive Officer of Timber, commented, “Timber had an exciting year in 2022 and achieved several significant milestones. These include launching the pivotal Phase 3 ASCEND trial for our lead asset, TMB-001, in June 2022, after a successful planning meeting with the U.S. Food and Drug Administration (FDA) earlier in the year. In the meeting, the FDA also reviewed the positive results of the Phase 2b CONTROL study that demonstrated clinically meaningful efficacy with a favorable safety profile, which we believe resulted in our receipt of Breakthrough Therapy designation and Fast Track status for TMB-001 from the FDA in Spring 2022. These designations, combined with the positive Phase 2b results, is assisting in our Phase 3 ASCEND clinical trial recruitment, which has now reached 50%. We’re gratified with the pace of enrollment as we continue to work hard to advance the study and potentially bring relief to the many patients that suffer from chronic congenital ichthyosis (CI).”

“During the year we also received official orphan drug designation for TMB-001 from the European Commission (EC) for two severe subtypes of CI, autosomal recessive CI (ARCI), and more recently, X-linked recessive ichthyosis (XLRI). These new designations are in addition to the orphan designation and associated potential for market exclusivity that TMB-001 was previously awarded by the FDA for the U.S. market. We have also expanded our Intellectual Property with approvals in South Korea, Japan, and Australia, with additional applications pending in several other countries. Concurrent with all the achievements in TMB-001’s development program, we are exploring ways to efficiently fund the company including entering into non-dilutive partnerships or licensing agreements,” concluded Mr. Koconis.

2022 Highlights

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Timber launched its pivotal Phase 3 ASCEND clinical trial in June 2022 after its review and planning meeting with the FDA earlier in the year. The pivotal trial is evaluating TMB-001, a topical isotretinoin formulated using Timber's patented IPEGTM delivery system, for the treatment of XLRI and ARCI. The trial is expected to enroll more than 140 patients with moderate to severe CI at leading research centers in the U.S., Canada, Italy, France, and Germany. Recruitment has now reached 50% of the anticipated total enrollment.

•

In Spring 2022, Timber received Breakthrough Therapy designation and Fast Track designation from the FDA for TMB-001. Breakthrough Therapy designation, in particular, is difficult to achieve and, when awarded, is designed to expedite the development and review of drugs that are intended to treat serious or life-threatening conditions and that have demonstrated substantial improvement over available therapy on a clinically significant endpoint on preliminary clinical evidence.

•

In October 2022, Timber officially received orphan designation from the EC for TMB-001 for the treatment of ARCI. Most recently and subsequent to year end, Timber was also granted orphan designation for TMB-001 for the treatment of XLRI by the EC. TMB-001 is now the only compound afforded orphan drug status for both ARCI and XLRI, underscoring the significant unmet needs in CI. ARCI and XLRI are conditions that lead to cutaneous manifestations throughout the body, including large, dark scaling of the skin.

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Throughout the year, Timber presented the results from the previously completed Phase 2b CONTROL study that demonstrated clinically meaningful efficacy with a favorable safety profile for TMB-001 at multiple medical conferences in the U.S. and Europe. The data was published online in the world renowned, peer-reviewed Journal of the American Academy of Dermatology. Most recently, in March 2023, Timber announced the publication of a sub-analysis of the Phase 2b CONTROL study in Clinical and Experimental Dermatology which showed that treatment with TMB-001 demonstrated greater proportions of participants achieving primary and key secondary endpoints versus vehicle regardless of the subtype of CI.

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For the years ended December 31, 2022 and 2021, Timber recognized revenue of $83,177 and $886,532, respectively. Revenue for all periods consisted of reimbursements from achieving certain clinical milestones in the development of TMB-001, including a portion of a $1.5 million grant from the FDA’s Orphan Products Clinical Trials Grants Program.

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At December 31, 2022, Timber had approximately $9.1 million in cash, which included $1.3 million in gross proceeds raised through the sale of common stock and warrants in October 2022. Timber ended 2022 with approximately 3.0 million shares of common stock outstanding after giving retroactive effect to a 1-for-50 reverse split of its shares of common stock in November 2022 that was undertaken in order to regain compliance with the NYSE American’s continued listing standards.

For Timber’s complete financial results for the fourth quarter and year ended December 31, 2022, see the Company’s Annual Form 10-K filed with the Securities and Exchange Commission on March 31, 2023.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is currently focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI) and sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.
John Koconis
Chairman and Chief Executive Officer
jkoconis@timberpharma.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 863-6341
sprince@pcgadvisory.com

Media Relations:
Adam Daley
Berry & Company Public Relations
(212) 253-8881
adaley@berrypr.com

- Tables Follow -

Timber Pharmaceuticals, Inc. & Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021

ASSETS
Current assets
Cash	$9,080,426	$16,808,539
Prepaid research and development	525,532	66,217
Other current assets	207,171	244,021
Total current assets	9,813,129	17,118,777
Deposits	127,534	127,534
Property and equipment, net	19,373	16,377
Right of use asset	315,932	638,786
Total assets	$10,275,968	$17,901,474

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,350,793	$953,349
Accrued expenses	1,609,535	850,557
Lease liability, current portion	331,152	332,817
Short-term milestone payable due to Patagonia Pharmaceuticals LLC	1,750,000	—
Redeemable Series A preferred stock under redemption	—	2,055,348
Total current liabilities	5,041,480	4,192,071
Note payable	—	37,772
Lease liability	—	331,152
Other liabilities	—	73,683
Total liabilities	5,041,480	4,634,678

Stockholders' equity
Preferred stock par value $0.001; 10,000,000 shares authorized, no shares issued and outstanding as of December 31 2022 and 2021, respectively	—	—
Common stock, par value $0.001; 450,000,000 shares authorized; 2,969,272 shares issued and outstanding as of December 31, 2022, and 1,272,383 shares issued and outstanding as of December 31, 2021	148,354	63,619
Additional paid-in capital	53,350,126	42,087,719
Accumulated deficit	(48,263,992)	(28,884,542)
Total stockholders' equity	5,234,488	13,266,796
Total liabilities and stockholders' equity	$10,275,968	$17,901,474

Timber Pharmaceuticals, Inc. & Subsidiaries

Consolidated Statements of Operations

	Year ended December 31,
	2022	2021

Grant revenue	$83,177	$590,794
Milestone revenue	—	295,738
Total revenue	83,177	886,532

Operating costs and expenses
Research and development	9,301,958	6,149,586
Research and Development - Milestone expense for Patagonia Pharmaceuticals LLC	4,000,000	—
Selling, general and administrative	6,016,615	5,387,164
Total operating expenses	19,318,573	11,536,750
Loss from operations	(19,235,396)	(10,650,218)

Other income (expense)
Interest expense	(228,456)	(15,551)
Interest income	2,445	—
Other income	75,000	—
Forgiveness of PPP loan	37,772	—
(Loss) gain on foreign currency exchange	(23,215)	(3,619)
Total other income (expense)	(136,454)	(19,170)
Loss before provision for income taxes	(19,371,850)	(10,669,388)
Provision for income taxes	—	—
Loss before provision for income taxes	(19,371,850)	(10,669,388)
Provision (benefit) for income taxes	7,600	(30,242)
Net loss	(19,379,450)	(10,639,146)
Dividends on Series A preferred stock	—	(129,992)
Net loss attributable to common stockholders	$(19,379,450)	$(10,769,138)

Basic and diluted net loss per share attributable to common stockholders	$(9.19)	$(13.31)
Basic and diluted weighted average number of shares outstanding	2,108,128	808,811